Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated  August 11, 2017 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Maxim Integrated Product Inc.'s Annual Report on Form 10‑K for the year ended June 24, 2017.

/s/ PricewaterhouseCoopers LLP
San Jose, California
January 26, 2018